                                                                   Exhibit 10.29



                   RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

                           DATED AS OF APRIL 11, 2002

                                  BY AND AMONG

                          WABASH NATIONAL CORPORATION,
                            AS PERFORMANCE GUARANTOR,

                     NOAMTC, INC. AND WABASH NATIONAL, L.P.,
                             EACH AS AN ORIGINATOR,

                                       AND

                              WNC RECEIVABLES, LLC,
                                    AS BUYER








                                      Wabash National Corporation, NOAMTC, Inc.,
                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS AND INTERPRETATION....................................  1

Section 1.01. Definitions...................................................  1
Section 1.02. Rules of Construction.........................................  1

ARTICLE II SALE OF RECEIVABLES..............................................  2

Section 2.01. Agreement to Sell.............................................  2
Section 2.02. Grant of Security Interest....................................  3

ARTICLE III CONDITIONS PRECEDENT............................................  4

Section 3.01. Conditions to Initial Sale....................................  4
Section 3.02. Conditions to all Transfers...................................  4

ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS........................  5

Section 4.01. Representations and Warranties of Performance Guarantor
              and each of the Originators...................................  5
Section 4.02. Affirmative Covenants of Performance Guarantor
              and each Originator........................................... 13
Section 4.03. Reporting Requirements of the Performance Guarantor........... 20
Section 4.04. Negative Covenants of each of the Originators................. 20
Section 4.05. Breach of Representations, Warranties or Covenants............ 22

ARTICLE V INDEMNIFICATION................................................... 23

Section 5.01. Indemnification............................................... 23

ARTICLE VI DISTRIBUTIONS.................................................... 25

Section 6.01. Distributions................................................. 25

ARTICLE VII COLLATERAL SECURITY............................................. 25

Section 7.01. Security Interest............................................. 25
Section 7.02. Other Collateral; Rights in Receivables....................... 26
Section 7.03. Originators Remain Liable..................................... 26

ARTICLE VIII PERFORMANCE UNDERTAKING........................................ 27

Section 8.01. Guaranty of Performance of Guaranteed Obligations............. 27
Section 8.02. Performance Guarantor's Further Agreements to Pay............. 27


                                      Wabash National Corporation, NOAMTC, Inc.,
                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement

                                                                            Page
                                                                            ----
Section 8.03. Waivers by Performance Guarantor.............................. 28
Section 8.04. Unenforceability of Guaranteed Obligations Against
              Originators or Affiliated Servicer............................ 29
Section 8.05. Subrogation; Subordination.................................... 29
Section 8.06. Termination of Performance Undertaking........................ 30
Section 8.07. Effect of Bankruptcy.......................................... 30
Section 8.08. Setoff........................................................ 31

ARTICLE IX MISCELLANEOUS.................................................... 31

Section 9.01. Notices....................................................... 31
Section 9.02. No Waiver; Remedies........................................... 32
Section 9.03. Successors and Assigns........................................ 32
Section 9.04. Termination; Survival of Obligations.......................... 33
Section 9.05. Complete Agreement; Modification of Agreement................. 34
Section 9.06. Amendments and Waivers........................................ 34
Section 9.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.. 34
Section 9.08. Counterparts.................................................. 36
Section 9.09. Severability.................................................. 36
Section 9.10. Section Titles................................................ 36
Section 9.11. No Setoff..................................................... 36
Section 9.12. Press Releases................................................ 36
Section 9.13. Further Assurances............................................ 37
Section 9.14. Fees and Expenses............................................. 37





                                      Wabash National Corporation, NOAMTC, Inc.,
                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement

                               INDEX OF APPENDICES

Exhibit 2.01(a)          Form of Receivables Assignment

Schedule 4.01(a)         Jurisdictions of Incorporation/Organization
Schedule 4.01(b)         Executive Offices; Collateral Locations; Other Names
Schedule 4.01(d)         Litigation Schedule 4.01(f) Financial Statements
Schedule 4.01(i)         Labor Matters
Schedule 4.01(j)         Ventures, Subsidiaries and Affiliates;
                         Outstanding Equity Interests
Schedule 4.01(k)         Taxes Schedule 4.01(l) Intellectual Property
Schedule 4.01(o)         ERISA Schedule 4.01(s) Warranty Policy
Schedule 4.01(v)         Deposit and Disbursement Accounts
Schedule 4.02(h)         Trade Names
Schedule 4.04(b)         Existing Liens
Schedule 4.04(e)         Capital Structure
Schedule 4.04(o)(B)      Sale of Assets
Schedule 4.04(o)(L)      Prepayment of Other Indebtedness

Annex X                  Definitions
Annex Y                  Schedule of Documents

Annex 4.03               Reporting Requirements of the Performance Guarantor
Annex 4.04(l)            Financial Covenants
Annex 4.04(o)            Additional Negative Covenants





                                      Wabash National Corporation, NOAMTC, Inc.,
                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement

     THIS RECEIVABLES SALE AND CONTRIBUTION AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is entered into as of April 11, 2002, by and among WABASH NATIONAL CORPORATION, a Delaware corporation (the "Performance Guarantor"), NOAMTC, INC., a Delaware corporation, WABASH NATIONAL, L.P., a Delaware limited partnership (each, an "Originator" and collectively, the "Originators"), and WNC RECEIVABLES, LLC, a Delaware limited liability company (the "Buyer").


                                    RECITALS

     A. Each of the Originators now owns, and from time to time hereafter will own, Receivables.

     B. Buyer has been formed for the sole purpose of purchasing, or otherwise acquiring by capital contribution, and reselling to the Agent for the benefit of the Purchasers, all Receivables originated by each Originator.

     C. Each of the Originators intends to sell, and Buyer intends to purchase, such Receivables, from time to time, as described herein.

     D. In addition, each of the Originators may, from time to time, contribute capital to Buyer in the form of Contributed Receivables or cash.

     E. Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the equity interests of each of the Originators and as such will receive direct and indirect economic benefits from the sales of the Receivables described in Recital C.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

     Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

     Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.


                                      Wabash National Corporation, NOAMTC, Inc.,
                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement

                                   ARTICLE II
                               SALE OF RECEIVABLES

     Section 2.01. Agreement to Sell.

     (a) Sale of Receivables. Subject to the terms and conditions hereof, each of the Originators agrees to sell or contribute, without recourse except to the extent specifically provided herein, to Buyer on the Closing Date and on each Business Day thereafter including the Facility Termination Date (the Closing Date and each such Business Day, a "Transfer Date") all Receivables owned by it on each such Transfer Date, and Buyer agrees to purchase or acquire as a capital contribution all such Receivables on each such Transfer Date. All such Transfers by either Originator shall be evidenced by a single certificate of assignment substantially in the form of Exhibit 2.01(a) (the "Receivables Assignment"), and each of the Originators and Buyer shall execute and deliver the Receivables Assignment on or before the Closing Date.

     (b) Determination of Sold Receivables. It is understood and agreed that each Transfer of a Receivable on a Transfer Date subsequent to the Closing Date shall occur immediately upon creation of such Receivable. On and as of each Transfer Date, all Receivables owned by each of the Originators and not previously acquired by Buyer shall be identified for sale to Buyer such that the Sale Price to be paid by Buyer therefor does not exceed the amount of cash available to Buyer for the payment thereof (each such Receivable identified for sale, individually, a "Sold Receivable" and, collectively, the "Sold Receivables"). The Sold Receivables will be identified by reference to the General Trial Balance of each of the Originators.

     (c) Payment of Sale Price. In consideration for each Sale of Sold Receivables hereunder by an Originator, Buyer shall pay to the applicable Originator on the Transfer Date therefor the Sale Price therefor in Dollars in immediately available funds. All such payments by Buyer under this Section 2.01(c) shall be effected by means of a wire transfer on the day when due to such account or accounts as the applicable Originator may designate.

     (d) Determination of Contributed Receivables. To the extent that, on and as of any Transfer Date, Receivables owned by each of the Originators which do not constitute Sold Receivables pursuant to Section 2.01(b), then each of the Originators shall, unless it has delivered an Election Notice (as defined below) to Buyer, contribute such Receivables to Buyer as a capital contribution (each such contributed Receivable, individually, a "Contributed Receivable," and collectively, the "Contributed Receivables"). If any Originator elects not to contribute Receivables to Buyer on any Transfer Date, or if any Receivables eligible for sale and owned by such Originator are not sold on any Transfer Date, such Originator shall deliver to Buyer not later than 5:00 p.m. (New York City time) on such Transfer Date a notice of election thereof (each such notice, an "Election Notice").


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     (e) Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Sales to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership.

     (f) Reconstruction of General Trial Balance. If at any time any Originator fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables and Contributed Receivables can be made pursuant to Section 2.01(b). Each of the Originators agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer's request, of copies of all applicable Contracts and Records.

     (g) Servicing of Receivables. So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02 of the Purchase Agreement, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of the Purchase Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of the Purchase Agreement.

     Section 2.02. Grant of Security Interest. The parties hereto intend that each Transfer of Receivables pursuant to this Agreement shall constitute an absolute sale, transfer and assignment of all of the applicable Originator's rights, title and interest in and to the Transferred Receivables to Buyer, and not a loan from Buyer to the Originators secured by the Transferred Receivables. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the parties agree that if for any reason the Transfer of a Receivable is treated as a loan, each of the Originators does hereby grant, to the Buyer a continuing security interest in all of such Originator's right, title and interest in, to and under the Originator Collateral whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to the Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security, the repayment of a loan deemed to have been made by the Buyer in the amount of the Sale Price with respect thereto and which secures the Buyer's right to receive all Collections of the Transferred Receivables as otherwise contemplated under this Agreement), which security interest shall be prior to all Adverse Claims thereto.


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                                      Wabash National Corporation, NOAMTC, Inc.,
                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement

                                  ARTICLE III
                              CONDITIONS PRECEDENT

     Section 3.01. Conditions to Initial Sale. The initial Sale hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of Buyer and the Agent, as Buyer's assignee):

     (a) Sale Agreement; Other Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Performance Guarantor, each of the Originators and Buyer, and Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall request in connection with the transactions contemplated by this Agreement, and all those identified in the Schedule of Documents, each in form and substance satisfactory to Buyer.

     (b) Governmental Approvals. Buyer shall have received (i) satisfactory evidence that Performance Guarantor and each of the Originators has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer's Certificate from Performance Guarantor and each of the Originators in form and substance satisfactory to Buyer affirming that no such consents or approvals are required.

     (c) Compliance with Laws. Performance Guarantor and each of the Originators shall be in compliance with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 4.02(g) except to the extent that the failure to so comply, individually or in the aggregate, could not be expected to have a Material Adverse Effect.

     (d) Purchase Agreement Conditions. Each of those conditions precedent set forth in Sections 3.01 and 3.02 of the Purchase Agreement shall have been satisfied or waived in writing as provided therein.

     Section 3.02. Conditions to all Transfers. Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

     (a) the representations and warranties of Performance Guarantor and each of the Originators contained herein or in any other Related Document shall be true and correct as of such Transfer Date or in any other Related Document, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;


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                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement

     (b) no Incipient Termination Event or Termination Event shall have occurred and be continuing or would result after giving effect to such Transfer or the application of the Sale Price therefor;

     (c) Performance Guarantor, each of the Originators and each other member of the Parent Group, shall be in compliance with each of its covenants and other agreements set forth herein; and

     (d) Performance Guarantor and each of the Originators shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may request.

     The acceptance by each of the Originators of the Sale Price for any of its Sold Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions in this Section 3.02 have been satisfied. On each Transfer Date, Performance Guarantor shall be deemed to have made a representation and warranty that the conditions in this Section 3.02 have been satisfied. Upon any such acceptance, title to the Transferred Receivables sold or contributed on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.


                                   ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 4.01. Representations and Warranties of Performance Guarantor and each of the Originators. To induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, Performance Guarantor and each of the Originators makes the following representations and warranties to Buyer, each and all of which shall survive the execution and delivery of this Agreement.

     (a) Existence; Compliance with Law. Performance Guarantor and each Originator (i) is either a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as set forth on Schedule 4.01(a) attached hereto;
(ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely to result in a Material Adverse Effect; (iii) has the requisite corporate or partnership power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain such licenses, permits, consents or approvals is not reasonably likely to result in a Material Adverse Effect; (v) is in compliance


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                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement
with its Organic Documents; and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (b) Executive Offices; Collateral Locations; Legal or Other Names; FEIN. As of the Closing Date, the current location of each Originator's chief executive office, principal place of business, other offices, the warehouses and premises within which any Originator Collateral is stored or located, and the locations of all records of the Originators and Performance Guarantor concerning the Originator Collateral are set forth in Schedule 4.01(b) and neither Originator's state of organization, chief executive office location or principal place of business location has changed within the past 12 months. During the prior five years, except as set forth in Schedule 4.01(b), neither of the Originators has been known as or used any corporate, fictitious or trade name. In addition,
Schedule 4.01(b) lists the organizational identification number issued by each Originator's state of organization or states that no such number has been issued and lists the federal employer identification number of each of the Originators.

     (c) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by Performance Guarantor and each Originator of this Agreement and the execution, delivery and performance by Performance Guarantor and each Originator of any other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein: (i) are within such Person's corporate or partnership power, as the case may be; (ii) have been duly authorized by all necessary or proper corporate or partnership action, as the case may be, and all necessary shareholder or partner action, as applicable; (iii) do not contravene any provision of such Person's Organic Documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, except where such violation could not reasonably be expected to have a Material Adverse Effect;
(v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of Performance Guarantor and each Originator; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date as provided Section 3.01(b). The exercise by Buyer of any of its rights and remedies under any Related Document to which it is a party, do not require the consent or approval of any Governmental Authority or any other Person (other than consents or approvals solely relating to or required to be obtained by the Buyer, and subject to the Bankruptcy Code), except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b). On or prior to the Closing Date, each of the Related Documents shall have been duly executed and delivered by Performance Guarantor and each Originator that is a party thereto and each such Related Document shall then constitute a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms.


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                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement
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     (d) No Litigation. No Litigation is now pending or, to the knowledge of
Performance Guarantor or any Originator, threatened against any Originator or Performance Guarantor, that (i) challenges such Originator's or Performance Guarantor's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer, Purchase, contribution or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) has a reasonable risk of being determined adversely to Performance Guarantor or any Originator and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $500,000 or injunctive relief against, or alleges criminal misconduct by, any Originator or Performance Guarantor.

     (e) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Originator and Performance Guarantor is and will be Solvent.

     (f) Financial Statements and Projections. All Financial Statements concerning the Performance Guarantor and each Originator that are referred to subparagraph (i) below have been prepared in accordance with Agreement Accounting Principles with procedures consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (i) Financial Statements. The following Financial Statements attached hereto as Schedule 4.01(f) have been delivered on the date hereof:

               (A) The audited consolidated and consolidating balance sheets at December 31, 1999 and 2000 and the related statements of income and cash flows of Parent and its consolidated Subsidiaries for the fiscal years then ended, certified by Arthur Andersen LLP.

               (B) A draft of the audited consolidated and consolidating balance sheets at December 31, 2001 and the related statements of income and cash flows of Parent and its consolidated Subsidiaries for the fiscal year then ended, prepared by Arthur Andersen LLP.

               (C) The unaudited balance sheet(s) at September 30, 2001 and the related consolidated statement(s) of income and cash flows of Parent and its consolidated Subsidiaries for the three fiscal quarters then ended.


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               (D) The unaudited monthly balance sheets for the period between
          January 31, 2002 and February 28, 2002 and the related consolidated statement(s) of income of Parent and its consolidated Subsidiaries.

          (ii) Projections. The Projections delivered on the date hereof and attached hereto as Schedule 4.01(f) have been prepared by Parent in light of the past operations of the Parent Group's businesses and reflect Projections for the two-year period beginning on April 30, 2002 on a month-by-month basis for the first year and on a year-by-year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Parent believes to be reasonable and fair in light of current conditions and current facts known to Parent and, as of the Closing Date, reflect Parent's good faith and reasonable estimates of the future financial performance of Parent and of the other information projected therein for the period set forth therein.

     (g) Material Adverse Effect. Between September 30, 2001 and the Closing Date, (i) no member of the Parent Group has incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by any member of the Parent Group or has become binding upon any member of the Parent Group's assets and no law or regulation applicable to any member of the Parent Group has been adopted that has had or could reasonably be expected to have a Material Adverse Effect; and (iii) no member of the Parent Group is in default and no third party is in default under any material contract, lease or other agreement or instrument to which any member of the Parent Group is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect excluding any default that has been cured or waived on or prior to the Closing Date.

     (h) Ownership of Receivables; Liens. Except the Lien of the Collateral Agent on the Receivables which Lien will be automatically released upon Transfer thereof pursuant to the Increditor Agreement: (i) each Originator owns each Receivable originated by it free and clear of any Adverse Claim (other than Permitted Originator Encumbrances set forth in clauses (a), (h) and (j) of the definition of such term) and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired from such Originator on such date, free and clear of any Adverse Claim or restrictions on transferability; (ii) as of the Closing Date, none of the other assets and properties of such Originator are subject to any Adverse Claims other than Permitted Originator Encumbrances, and there are no facts, circumstances or conditions known to any Originator that may result in any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Originator Encumbrances; (iii) each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator's right, title and interest in and to the Receivables originated by it and its other properties and assets; (iv) each Originator has rights in and the power to Transfer each Receivable originated by it and


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included in the Originator Collateral, together with all related Contracts,
Collections and Records, and upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Originator Encumbrances and (v) the Liens granted to Buyer pursuant to Section 7.01 will at all times be fully perfected first priority Liens in and to the Originator Collateral, subject only to Permitted Originator Encumbrances set forth in clauses (a), (h) and (j) of the definition of such term.

     (i) Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against the Performance Guarantor or any Originator are pending or, to such Person's knowledge, threatened; (b) hours worked by and payment made to employees of Performance Guarantor or each Originator comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from Performance Guarantor or any Originator for employee health and welfare insurance have been paid or accrued as a liability on the books of such Person; (d) [intentionally blank];
(e) there is no organizing activity involving Performance Guarantor or any Originator pending or, to such Person's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to Performance Guarantor's or any Originator's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Performance Guarantor or any Originator has made a pending demand for recognition; and (g) except as set forth in Schedule 4.01(i), there are no material complaints or charges against Performance Guarantor or any Originator pending or, to the knowledge of such Person, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Performance Guarantor or any Originator that seek damages in excess of $1,000,000 in the aggregate or $500,000 individually.

     (j) Ventures, Subsidiaries and Affiliates; Outstanding Equity Interests. Except as set forth in Schedule 4.01(j), neither Performance Guarantor nor any Originator has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Equity Interests of each Originator is owned (directly or indirectly) by Performance Guarantor. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Originator may be required to issue, sell, repurchase or redeem any of its Equity Interest or other equity securities or any Equity Interest or other equity securities of its Subsidiaries. All outstanding Equity Interests of each Originator and Performance Guarantor as of the Closing Date is described in
Schedule 4.01(j).

     (k) Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Parent and each of its Subsidiaries have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 4.02(m)(ii).


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

Proper and accurate amounts have been withheld by such member of the Parent Group from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.
Schedule 4.01(k) sets forth as of the Closing Date (i) those taxable years for which Performance Guarantor's and Originator's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on Schedule 4.01(k), neither Performance Guarantor nor any Originator has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. As of the Closing Date, none of the Performance Guarantor, any Originator or any of their Affiliates has agreed or been requested to make any adjustment under Code Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

     (l) Intellectual Property. As of the Closing Date, each Originator owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. To the knowledge of each Originator and the Performance Guarantor after diligent inquiry, each Originator conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. Except as set forth in Schedule 4.01(l), no Originator is aware of any infringement or claim of infringement by others of any intellectual property of the Originators.

     (m) Full Disclosure. All information contained in this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of Performance Guarantor or any Originator to Buyer, the Purchasers or the Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and none of this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of Performance Guarantor or any Originator to Buyer, the Purchasers or the Agent pursuant to the terms of this Agreement or any of the other Related Documents is misleading as a result of the failure to include therein a material fact.

     (n) Notices to Obligors. Each Originator has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Lockbox Account.

     (o) ERISA.

          (i) Schedule 4.01(o) lists all Plans and separately identifies all Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has


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

     occurred that would cause the loss of such qualification or tax-exempt status. Except as otherwise provided in Schedule 4.01(o), (x) each Plan is in compliance with the applicable provisions of ERISA and the Code, including the timely filing of all reports required under the Code or ERISA, (y) neither Performance Guarantor, any Originator nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan and (z) neither Performance Guarantor, any Originator nor any ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, in connection with any Plan that would subject Performance Guarantor or any Originator to a material tax on prohibited transactions imposed by Section 4975 of the Code.

          (ii) Except as set forth in Schedule 4.01(o): (A) no Title IV Plan has any Unfunded Liability; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (C) there are no pending or, to the knowledge of Performance Guarantor or any Originator, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (D) neither Performance Guarantor, any Originator nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (E) within the last five years no Title IV Plan with Unfunded Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of Performance Guarantor, any Originator or any ERISA Affiliate; (F) Equity Interests of Performance Guarantor, the Originators and their ERISA Affiliates make up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the last valuation date of any Plan.

     (p) Brokers. No broker or finder acting on behalf of Performance Guarantor or any Originator was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and neither Performance Guarantor nor any Originator has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     (q) Margin Regulations. Neither Originator nor the Performance Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Neither Originator nor Performance Guarantor owns any Margin Stock, and no portion of the Sale Price for any Sale hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might


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cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. Neither Originator nor Performance Guarantor will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

     (r) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

     (s) Warranty Policy. Attached hereto as Schedule 4.01(s) is a true and correct copy of the Originators' Warranty Policy as in effect on the date of this Agreement.

     (t) Government Regulation. Neither Originator nor Performance Guarantor is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. Neither Originator nor Performance Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder or under the other Related Documents. The purchase or acquisition of Transferred Receivables by Buyer hereunder, the application of the Sale Price for the foregoing and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     (u) Books and Records; Minutes. Each of Performance Guarantor and the Originators maintains (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Equity Holders and board of directors or partners, as applicable, that are separate from the analogous records and minutes of Buyer.

     (v) Deposit and Disbursement Accounts. Schedule 4.01(v) lists all banks and other financial institutions at which the Originators maintains any deposit accounts established for the receipt of collections on accounts receivable as of the Closing Date, including any Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor, in each case as of the Closing Date.

     (w) Representations and Warranties in Other Related Documents. Each of the representations and warranties of Performance Guarantor and the Originators contained in the Related Documents (other than this Agreement) is true and correct in all material respects and Performance Guarantor and each Originator hereby makes each such representation and warranty to, and for the benefit of, the Purchasers and the Agent as if the same were set forth in full herein, and Performance Guarantor and each Originator consents to the assignment of Buyer's


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

rights to the Agent for the benefit of the Purchasers and their respective successors and assigns as contemplated in Section 4.02(f).

     (x) Receivables. With respect to each Receivable designated as an Eligible Receivable in any Investment Base Certificate:

          (i) such Receivable satisfies the criteria for an Eligible Receivable prior to its Transfer to Buyer;

          (ii) prior to its Transfer to Buyer, such Receivable was owned by the applicable Originator free and clear of any Adverse Claim (other than Permitted Originator Encumbrances set forth in clauses (a), (h) and (j) of the definition of such term), and such Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator;

          (iii) the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Originator in and to such Receivable; and

          (iv) none of the Performance Guarantor nor the Originators has any knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect.

     The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

     Section 4.02. Affirmative Covenants of Performance Guarantor and each Originator. Performance Guarantor and each Originator covenants and agrees that, unless otherwise consented to by Buyer and the Agent, from and after the Closing Date and until the Termination Date:


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

     (a) Offices and Records. Performance Guarantor and each Originator shall maintain its principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in
Schedule 4.01(b) or, upon 30 days' prior written notice to Buyer and the Agent, at such other location in a jurisdiction where all action requested by Buyer, the Purchasers or the Agent pursuant to Section 9.13 shall have been taken with respect to the Transferred Receivables. Each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto. Each Originator will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records with a legend describing the Buyer's interest in the Receivables, and (B) segregate (from all other receivables then owned by the Originators) all contracts relating to each Receivable.

     (b) Access. Performance Guarantor and each Originator shall, during normal business hours, from time to time upon one Business Day's prior notice and as frequently as Buyer, the Servicer or the Agent determines to be appropriate: (i) provide Buyer, the Servicer or the Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Originator Collateral, (ii) permit Buyer, the Servicer or the Agent and any of their respective officers, employees and agents, to inspect, audit and make extracts from its books and records, including all Records, (iii) permit Buyer, the Servicer or the Agent and their respective officers, employees and agents, to inspect, review and evaluate the Transferred Receivables and other Originator Collateral, as applicable, and (iv) permit Buyer, the Servicer or the Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or Performance Guarantor's or any Originator's performance under this Agreement or the affairs, finances and accounts of Performance Guarantor and the Originators with any of their officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with their independent certified public accountants. If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or the Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems the Agent's rights or interests (on behalf of the Purchasers) in the Transferred Receivables or the Originator Collateral insecure, Performance Guarantor and each Originator shall provide such access at all times and without advance notice and shall provide Buyer, the Servicer or the Agent with access to its suppliers and customers. Performance Guarantor and each Originator shall make available to Buyer, the Servicer or the Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that Buyer, the Servicer or the Agent may request. Performance Guarantor and each Originator shall deliver any document or instrument necessary for Buyer, the Servicer or the Agent, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for Performance Guarantor and


                                       14

                                      Wabash National Corporation, NOAMTC, Inc.,
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

the Originators, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Performance Guarantor and the Originators.

     (c) Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Termination Event), the Performance Guarantor or any Originator shall supplement each Schedule of Documents hereto, or any representation herein or in any other Related Documents, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule of Documents or as an exception to such representation or that is necessary to correct any information in such Schedule of Documents or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule of Documents, such Schedule of Documents shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Schedule of Documents or representation shall amend, supplement or otherwise modify any Schedule of Documents or representation, or be or be deemed a waiver of any Termination Event resulting from the matters disclosed therein, except as consented to by Agent in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

     (d) Communication with Accountants. Performance Guarantor and each Originator authorize Buyer, the Servicer and the Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Buyer, the Servicer and the Agent any and all financial statements and other supporting financial documents, schedules and information relating to Performance Guarantor and the Originators (including copies of any issued management letters) with respect to the business, financial condition and other affairs of Performance Guarantor and Originators. Performance Guarantor and each Originator agrees to render to Buyer, the Servicer and the Agent at Performance Guarantor's or such Originator's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, Performance Guarantor and each Originator shall, promptly upon request therefor, assist Buyer in delivering to the Agent Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

     (e) Compliance With Credit and Collection Policies. Each Originator shall comply in all material respects with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

     (f) Assignment. Performance Guarantor and each Originator agrees that, to the extent permitted under the Purchase Agreement, Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section
4.05. Performance Guarantor and each Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder


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                                      Wabash National Corporation, NOAMTC, Inc.,
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

of Buyer, all of the obligations of Performance Guarantor and the Originators hereunder, including any obligations of Performance Guarantor or the Originators set forth in Sections 4.02(p), 4.05, 5.01 and 9.14.

     (g) Compliance with Agreements and Applicable Laws. Performance Guarantor and each Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (h) Maintenance of Existence and Conduct of Business. Performance Guarantor and each Originator shall (i) do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its Organic Documents; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate and trade names as are set forth in Schedule 4.02(h) or, upon 30 days' prior written notice to Buyer, the Agent, in such other corporate or trade names with respect to which all action requested by Buyer, the Purchasers or the Agent pursuant to Section 9.13 shall have been taken with respect to the Transferred Receivables. No Originator shall change the type of entity it is, its jurisdiction of incorporation or organization, or its organization number, if any, issued by its state of incorporation or organization, except upon 30 days' prior written notice to Buyer and the Agent, and with respect to which jurisdiction all action requested by Buyer, the Purchasers or the Agent pursuant to Section 9.13 shall have been taken with respect to the Transferred Receivables.

     (i) Notice of Material Event. Performance Guarantor and each Originator shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, Performance Guarantor or such Originator proposes to take with respect thereto:

          (i) any Litigation commenced or threatened against Performance Guarantor or any Originator or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $500,000 in any one instance or $1,000,000 in the aggregate, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Originator, Performance Guarantor or any ERISA Affiliate in connection


                                       16

                                      Wabash National Corporation, NOAMTC, Inc.,
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

     with any Plan, (D) alleges criminal misconduct by Performance Guarantor or any Originator, (E) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liability, (F) would, if determined adversely, have a Material Adverse Effect;

          (ii) the commencement of a case or proceeding by or against Performance Guarantor or any Originator seeking a decree or order in respect of Person (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Performance Guarantor or any Originator, or for any substantial part of such Person's assets, or (C) ordering the winding-up or liquidation of the affairs of any Originator or Performance Guarantor;

          (iii) (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable designated as an Eligible Receivable in an Investment Base Certificate or otherwise was not an Eligible Receivable at the time of such designation; or

          (iv) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

     (j) Use of Proceeds. Each Originator shall utilize the proceeds of the Sale Price obtained by it for each Sale made by it hereunder solely for general corporate purposes and to pay any related expenses payable by each of the Originators under this Agreement and the other Related Documents in connection with the transactions contemplated hereby and thereby and for no other purpose.

     (k) Separate Identity.

          (i) Performance Guarantor and each Originator shall, and shall cause each of its Affiliates included in the Parent Group to, maintain corporate records and books of account separate from those of Buyer.

          (ii) The financial statements of Performance Guarantor and each Originator shall disclose the effects of the Originators' transactions in accordance with GAAP and, in addition, disclose that (A) Buyer's sole business consists of the purchase or acceptance through capital contribution of the Receivables from the Originators and the subsequent resale of such Receivables to the Agent for the benefit of the Purchasers,
     (B) Buyer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer's assets prior to any value in Buyer becoming available to Buyer's equity holders and (C) the assets of Buyer are not available to pay creditors of Performance Guarantor, the Originators or any of their Affiliates.


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                                      Wabash National Corporation, NOAMTC, Inc.,
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

          (iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by Performance Guarantor and the Originators as official records.

          (iv) The Performance Guarantor shall, and shall cause each member of the Parent Group to, maintain an arm's length relationship with Buyer and shall not hold itself out as being liable for the Indebtedness of Buyer.

          (v) Performance Guarantor and each Originator shall, and shall cause each member of the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer.

          (vi) Performance Guarantor and each Originator shall, and shall cause each member of the Parent Group to, conduct its business solely in its own name through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of the Buyer.

          (vii) Performance Guarantor and the Originators shall not, and shall not permit any member of the Parent Group to, mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that Performance Guarantor or any Originator or Affiliate thereof is liable or responsible for the Indebtedness of Buyer or that the assets of Performance Guarantor or any Originator or any Affiliate are available to pay the creditors of Buyer.

          (viii) Performance Guarantor and each Originator shall cause operating expenses and liabilities of Buyer to be paid from Buyer's own funds.

          (ix) Performance Guarantor and each Originator shall at all times have stationery and other business forms and a mailing address and telephone number separate from those of Buyer.

          (x) Performance Guarantor and each Originator shall, and shall cause each member of the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.

          (xi) Performance Guarantor and each Originator shall, and shall cause each member of the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinion of Baker & Daniels delivered pursuant to the Schedule of Documents.

     (l) ERISA. Performance Guarantor and each Originator shall give Buyer and the Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA.


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     (m) Payment, Performance and Discharge of Obligations.

          (i) Subject to Section 4.02(m)(ii), Performance Guarantor and each Originator shall, and shall cause each member of the Parent Group to, pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all taxes, assessments and governmental charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due.

          (ii) Performance Guarantor, its Affiliates and any Originator may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 4.02(m)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such Person, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Originator Collateral may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) Buyer has affirmatively advised such Performance Guarantor (with respect to the Performance Guarantor or its Affiliates) or any Originator in writing that Buyer reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

     (n) Deposit of Collections. Performance Guarantor and each Originator shall deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables.

     (o) Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

     (p) Adjustments to Sale Price. If on any day the Billed Amount of any Transferred Receivable originated by an Originator is reduced as a result of any Dilution Factors, and the amount of such reduction exceeds the amount, if any, of Dilution Factors taken into account in


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the calculation of the Sale Price for such Transferred Receivable, the
Originator shall make a cash payment to Buyer in the amount of such excess by remitting such amount to the Collection Account in accordance with the terms of the Purchase Agreement.

     Section 4.03. Reporting Requirements of the Performance Guarantor. The Performance Guarantor hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Buyer and to Buyer's assignee, the Agent, for distribution to the Purchasers, the financial statements, notices and other information at the times, to the Persons and in the manner set forth in Annex 4.03.

     Section 4.04. Negative Covenants of each of the Originators. Performance Guarantor and each Originator covenants and agrees that, without the prior written consent of Buyer and the Agent, from and after the Closing Date and until the Termination Date:

     (a) [Reserved].

     (b) Liens. Performance Guarantor shall not, and shall not permit any Originator to and no Originator shall, create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables or any of its other Originator Collateral (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 4.04(b) and other Permitted Originator Encumbrances.

     (c) Modifications of Receivables or Contracts. Performance Guarantor shall not, and shall not permit any Originator to and no Originator shall, extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefore.

     (d) Sale Characterization. Performance Guarantor shall not, and shall not permit any Originator to and no Originator shall, make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than (i) with respect to the Sale of each Receivable originated by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Receivable and (ii) with respect to the Transfer of each of its Contributed Receivables under this Agreement, as a contribution to the capital of Buyer.

     (e) Capital Structure and Business. Performance Guarantor shall not, and shall not permit its Subsidiaries to, and no Originator shall, (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect or (ii) make any change in its capital structure as described on Schedule 4.04(e), including the issuance of any Equity Interest, warrants or other securities convertible into Equity Interests or any revision of the terms of its outstanding Equity Interests or
(iii) amend, supplement or


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otherwise modify its Organic Documents, in a manner that could have or result in a Material Adverse Effect. Performance Guarantor shall not, nor shall permit any Originator to, and no Originator shall, change its jurisdiction of organization except as permitted by Section 4.02(h). Performance Guarantor shall not, nor shall permit any Originator to, engage in any business other than the businesses currently engaged in by it.

     (f) Actions Affecting Rights. Performance Guarantor shall not, and shall not permit any Originator to and no Originator shall, (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; (ii) waive or alter any rights with respect to the Transferred Receivables (or any agreement or instrument relating thereto); or (iii) fail to pay any tax, assessment, charge, fee or other obligation of any Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Sale hereunder, the Originator's right, title or interest therein.

     (g) ERISA. Performance Guarantor shall not, and shall not cause or permit any ERISA Affiliate to and no Originator shall, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or cause or permit to cause an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

     (h) Change to Credit and Collection Policies. Each Originator shall comply with the Credit and Collection Policies, and no change shall be made to, the Credit and Collection Policies without the prior written consent of Buyer and the Agent.

     (i) Adverse Tax Consequences. Performance Guarantor shall not, and shall not permit any Originator to and no Originator shall, take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, the Purchasers or the Agent to withholding taxation.

     (j) No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which all Seller Secured Obligations are paid in full in cash, Performance Guarantor shall not, and shall not permit any Originator to and no Originator shall, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Purchase Agreement.

     (k) Commingling. Performance Guarantor shall not, and shall not permit any Originator to and no Originator shall, deposit or permit the deposit of any funds that do not


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constitute Collections of Transferred Receivables into any Lockbox Account. If such funds are nonetheless deposited into a Lockbox Account and such Originator so notifies the Buyer and the Agent (as Buyer's assignee), the Agent shall promptly remit any such amounts as directed by such Originator.

     (l) Financial Covenants. The Performance Guarantor and Originators shall not, and shall not permit any member of the Parent Group to, violate any of the financial covenants set forth in Annex 4.04(l).

     (m) Cancellation of Indebtedness. Performance Guarantor and Originators shall not, and shall not permit any member of the Parent Group to, cancel any claim or Indebtedness owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

     (n) No Impairment of Intercompany Transfers. Except as may be permitted by the Credit Agreement, Performance Guarantor and Originators shall not, and shall not permit any member of the Parent Group to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Related Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a member of the Parent Group to another member.

     (o) Additional Negative Covenants. The Performance Guarantor and Originators shall not, and shall not permit any member of the Parent Group to, violate any of the additional negative covenants set forth in Annex 4.04(o).

     Section 4.05. Breach of Representations, Warranties or Covenants. Upon discovery by Performance Guarantor, any Originators or Buyer of any breach of any representation, warranty or covenant described in Sections 4.01, 4.02 or
4.04 (other than a representation, warranty or covenant relating to the absence of Dilution Factors), which breach is reasonably likely to have a Material Adverse Effect on the value of a Transferred Receivable or the interests of Buyer therein, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The applicable Originator may, at any time on any Business Day, or shall, if requested by notice from Buyer, on the first Business Day following receipt of such notice, either (a) repurchase such Transferred Receivable from Buyer for cash, or (b) make a capital contribution in cash to Buyer by remitting the amount (the "Rejected Amount") of such capital contribution to the Collection Account in accordance with the terms of the Purchase Agreement, in each case in an amount equal to the Billed Amount of such Transferred Receivable minus the sum of (A) Collections received in respect thereof and (B) the amount of any Dilution Factors taken into account in the calculation of the Sale Price therefor. Notwithstanding the foregoing, if any Receivable is not paid in full on account of any Dilution Factors, the applicable Originator's repurchase obligations under this Section 4.05 with respect to such Receivable shall be reduced by the amount of any such Dilution Factors taken into account in the calculation of the Sale Price


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therefor. The applicable Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Lockbox Account.


                                   ARTICLE V
                                 INDEMNIFICATION

     Section 5.01. Indemnification. Without limiting any other rights that Buyer or any of its members, officers, directors, employees, attorneys, agents or representatives (each, a "Buyer Indemnified Person") may have hereunder or under applicable law, Performance Guarantor and each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by Originator of the Sale Price therefor; provided, that neither Performance Guarantor nor the Originators shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts result solely from (a) such Buyer Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, (b) recourse for uncollectible or uncollected Transferred Receivables due to the lack of creditworthiness of the Obligor or the occurrence of any event of bankruptcy with respect to such Obligor, or (c) any income tax or franchise tax incurred by any Buyer Indemnified Person, except to the extent that the incurrence of any such tax results from a breach of or default under this Agreement or any other Related Document. Subject to the exceptions set forth in clauses (a), (b) and
(c) of the immediately preceding sentence but otherwise without limiting the generality of the foregoing, each Originator and Performance Guarantor shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

          (i) reliance on any representation or warranty made or deemed made by Performance Guarantor or any Originator (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by Performance Guarantor or an Originator pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

          (ii) the failure by Performance Guarantor or any Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;


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          (iii) the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

          (iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by Performance Guarantor or any Originator or any Affiliate acting as the Servicer or a Sub-Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of Buyer;

          (v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

          (vi) the commingling of Collections with respect to Transferred Receivables by Performance Guarantor or any Originator at any time with its other funds or the funds of any other Person;

          (vii) any failure by any Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Sale hereunder, whether at the time of any such Sale or at any subsequent time;

          (viii) any failure by Performance Guarantor , any Originator or any Servicer to perform, keep or observe any of their respective duties or obligations hereunder, under any other Related Document or under any Contract related to a Transferred Receivable;

          (ix) any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract, except to the extent any such investigation, Litigation or proceeding relates to a matter involving a Buyer Indemnified Person for which neither Performance Guarantor nor any Originator or any of its Affiliates is at fault, as finally determined by a court of competent jurisdiction; or


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          (x) any claim brought by any Person other than a Buyer Indemnified
     Person arising from any activity by Performance Guarantor, Originators or any of their Affiliates in servicing, administering or collecting any Transferred Receivables.

     NO BUYER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.


                                   ARTICLE VI
                                  DISTRIBUTIONS

     Section 6.01. Distributions. The Buyer may declare or pay distributions to its members at any time that, after giving effect to such distributions, the book value of the assets of the Buyer, minus reserves applicable thereto and minus all of the Buyer's liabilities (including accrued and deferred income taxes), all as determined in accordance with GAAP, shall be equal to or greater than five percent (5.0%) of the Outstanding Balance of all Transferred Receivables.


                                  ARTICLE VII
                               COLLATERAL SECURITY

     Section 7.01. Security Interest. To secure the prompt and complete payment, performance and observance of any and all recourse and indemnity obligations of each of the Originators to Buyer, including those set forth in Sections 4.02(p), 4.05, 5.01 and 9.14, and to induce Buyer to enter into this Agreement in accordance with the terms and conditions hereof, each Originator hereby grants, assigns, conveys, pledges, hypothecates and transfers to Buyer a Lien upon all of such Originator's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Originator (including under any trade names, styles or derivations of such Originator), and whether owned by or consigned by or to, or leased from or to, such Originator, and regardless of where located (all of which being hereinafter collectively referred to as the "Originator Collateral"):

     (a) all Receivables, Records (including Contracts) therefor and Collections thereon;


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     (b) all monies, securities and other property now or hereafter in the possession or custody of, or in transit to, Buyer, for any purpose (including safekeeping, collection or pledge), from or for either of the Originators, or as to which either of the Originators may have any right or power, and all of Buyer's credits and balances with either of the Originators existing at any time;

     (c) to the extent not otherwise included, customer lists, credit files and other related property and rights and all computer hardware and software pertaining to the foregoing; and

     (d) to the extent not otherwise included, all proceeds of the foregoing and all substitutions and replacements for, each of the foregoing.

     Section 7.02. Other Collateral; Rights in Receivables. Nothing contained in this Article VII shall limit the rights of Buyer in and to any other collateral that may have been or may hereafter be granted to Buyer by either of the Originators or any third party pursuant to any other agreement or the rights of Buyer under any of the Transferred Receivables.

     Section 7.03. Originators Remain Liable. It is expressly agreed by each of the Originators that, anything herein to the contrary notwithstanding, such Originator shall remain liable under any and all of the Receivables originated by it, the Contracts therefor and all other Originator Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Buyer shall not have any obligation or liability under any such Receivables, Contracts or Originator Collateral by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Buyer of any payment relating thereto pursuant hereto. The exercise by the Buyer of any of its respective rights under this Agreement shall not release either of the Originators from any of its respective duties or obligations under any such Receivables, Contracts or Originator Collateral. The Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of either of the Originators under or pursuant to any such Receivable, Contract or Originator Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or Originator Collateral, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.


                                  ARTICLE VIII
                             PERFORMANCE UNDERTAKING

     Section 8.01. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Buyer, the full and punctual payment and performance by each


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Originator and each Servicer that is a Subsidiary or an Affiliate of Performance
Guarantor (each, an "Affiliated Servicer") of its respective Guaranteed Obligations. The undertaking embodied in this Article VIII (this "Undertaking") is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations under this Agreement or the Purchase Agreement, as applicable, and each other document executed and delivered by either of the Originators or Affiliated Servicer pursuant to such agreements, as applicable, and is in no way conditioned upon any requirement that Buyer first attempt to collect any amounts owing by the Originators or Affiliated Servicer to Buyer, the Agent or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Buyer, the Agent or the Purchasers in favor of either of the Originators or Affiliated Servicer or any other Person or other means of obtaining payment. Should either of the Originators or Affiliated Servicer default in the payment or performance of any of its Guaranteed Obligations, Buyer (or its assigns) may cause the immediate performance by Performance Guarantor of such Guaranteed Obligations and cause any payment of Guaranteed Obligations to become forthwith due and payable to Buyer (or its assigns) by Performance Guarantor, without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by either of the Originators or Affiliated Servicer results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve either of the Originators or Affiliated Servicer from performing in full its Guaranteed Obligations under the Related Documents to which it is a party or Performance Guarantor of its Undertaking hereunder with respect to the full performance of such duties.

     Section 8.02. Performance Guarantor's Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Buyer (and its assigns), forthwith upon demand in funds immediately available to Buyer, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Buyer in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360-day year) equal to the sum of the Index Rate plus the Daily Margin plus the Daily Default Margin per annum, such rate of interest changing when and as the Index Rate changes.

     Section 8.03. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Buyer (or its assigns) in reliance on this undertaking, and any requirement that Buyer (or its assigns) be diligent or prompt in making demands under this undertaking, giving notice of any Termination Event, Event of Servicer Termination, other default or omission by either of the Originators or


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Affiliated Servicer or asserting any other rights of Buyer under this
Undertaking. Performance Guarantor warrants that it has adequate means to obtain from the Originators and Affiliated Servicer, on a continuing basis, information concerning their financial condition, and that it is not relying on Buyer to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Buyer (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each of the Originators and Affiliated Servicer and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Buyer in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Event of Servicer Termination, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any Person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of either Originator or Affiliated Servicer or any part thereof or amounts which are not covered by this Undertaking even though Buyer (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of Originators or Affiliated Servicer or to amounts which are not covered by this Undertaking;
(g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against Originators or Affiliated Servicer in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of Originators or Affiliated Servicer to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses
(a) through (i) of this Section 8.03.

     Section 8.04. Unenforceability of Guaranteed Obligations Against Originators or Affiliated Servicer. Notwithstanding (a) any change of ownership of Originators or Affiliated Servicer or the insolvency, bankruptcy or any other change in the legal status of Originators or Affiliated Servicer; (b) any change in or the imposition of any law, decree, regulation or other


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governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations;
(c) the failure of either of the Originators, Affiliated Servicer or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from either of the Originators or Affiliated Servicer for any other reason other than final payment in full of the payment Guaranteed Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of either of the Originators or Affiliated Servicer or for any other reason with respect to either of the Originators or Affiliated Servicer, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

     Section 8.05. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full, Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Buyer, the Agent or the Purchasers against either of the Originators or Affiliated Servicer, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Buyer, the Agent and the Purchasers against either of the Originators or Affiliated Servicer and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as such term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against either of the Originators or Affiliated Servicer that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against either of the Originators or Affiliated Servicer in respect of any liability of Performance Guarantor to either of the Originators or Affiliated Servicer and (d) waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Purchaser. The payment of any amounts due with respect to any Indebtedness of either of the Originators or Affiliated Servicer now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such Indebtedness of either of the Originators or Affiliated Servicer to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in


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

respect of such Indebtedness while any Guaranteed Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Buyer (and its assigns) and be paid over to Buyer (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section shall be supplemental to and not in derogation of any rights and remedies of Buyer under any separate subordination agreement which Buyer may at any time and from time to time enter into with Performance Guarantor.

     Section 8.06. Termination of Performance Undertaking. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Seller Secured Obligations are finally paid and satisfied in full and the Purchase Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of either of the Originators or Affiliated Servicer or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Buyer (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

     Section 8.07. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of either of the Originators or Affiliated Servicer and the commencement of any case or proceeding by or against either of the Originators or Affiliated Servicer under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to either of the Originators or Affiliated Servicer or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which either of the Originators or Affiliated Servicer is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

     Section 8.08. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Buyer (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Buyer (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.


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

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 9.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 9.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

          Performance Guarantor:
          1000 Sagamore Parkway South
          Lafayette, Indiana  47905
          Attention: Christopher A. Black
          Fax: (765) 772-2600

          either of the Originators:

                    c/o Performance Guarantor at the address set forth above

          Buyer:
          1000 Sagamore Parkway South
          Lafayette, Indiana 47905
          Attention: Christopher A. Black
          Fax: (765) 772-2600

provided that each such declaration or other communication shall be deemed to have been validly delivered to the Agent under this Agreement upon delivery to the Agent in accordance with the terms of the Purchase Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request,


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

consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

     Section 9.02. No Waiver; Remedies. Buyer's failure, at any time or times, to require strict performance by any Originators or Performance Guarantor of any provision of this Agreement or the Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Originators or Performance Guarantor contained in this Agreement or the Receivables Assignment, and no breach or default by any Originator or Performance Guarantor hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to Performance Guarantor or such Originator, as applicable, specifying such suspension or waiver. Buyer's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Originator Collateral shall not be required.

     Section 9.03. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Originators, Performance Guarantor and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. Neither Performance Guarantor nor any Originator may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer, the Purchasers and the Agent. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator or Performance Guarantor without the prior express written consent of Buyer, the Purchasers and the Agent shall be void. Each Originator and Performance Guarantor acknowledges that, to the extent permitted under the Purchase Agreement, Buyer may assign its rights granted hereunder, including the benefit of any indemnities under Article V and any of its rights in the Originator Collateral granted under Article VII, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Purchase Agreement, may in turn assign such rights. Each Originator and Performance Guarantor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Buyer, the rights set forth in this Agreement. All such assignees, including parties to the Purchase Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer's rights and remedies under, this Agreement to the same extent as if they were parties hereto. Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to both the Buyer and the Agent under the Purchase Agreement, and shall be effective


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

only upon such delivery to the Agent. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator, Performance Guarantor and Buyer with respect to the transactions contemplated hereby and, except for the Purchasers and the Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

     Section 9.04. Termination; Survival of Obligations.

     (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

     (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator, Performance Guarantor or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of Originator and Performance Guarantor to Buyer, including those set forth in Sections 4.02(p), 4.05, 5.01 and 9.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Originators and Performance Guarantor, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.02(p), 4.05, the indemnification and payment provisions of Article V, and the provisions of Sections 4.04(j), 9.03,
9.12 and 9.14 shall be continuing and shall survive any termination of this Agreement.

     Section 9.05. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in
Section 9.06.

     Section 9.06. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator or Performance Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and the Purchasers and the Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.


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

     Section 9.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE ORIGINATOR COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF ORIGINATORS OR PERFORMANCE GUARANTOR ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON


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THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT
IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 9.08. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     Section 9.09. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 9.10. Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     Section 9.11. No Setoff. Neither Performance Guarantor's nor any Originator's obligations under this Agreement shall be affected by any right of setoff, counterclaim, recoupment, defense or other right any Originator or Performance Guarantor might have against Buyer, the Purchasers or the Agent, all of which rights are hereby expressly waived by the Originators and Performance Guarantor.


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

     Section 9.12. Press Releases. Each of the Performance Guarantor and the Originators agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer and the Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Performance Guarantor or such Originator, as the case may be, shall consult with Buyer and each of the Committed Purchaser and the Conduit Purchaser prior to the issuance of such news release or public announcement. Each of the Performance Guarantor and the Originators may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

     Section 9.13. Further Assurances.

     (a) Performance Guarantor shall, and shall cause each Originator to, and each Originator shall, at its sole cost and expense, upon request of Buyer, the Purchasers or the Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer, the Purchasers or the Agent may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable or Originator Collateral held by an Originator or in which any Originator has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document, (iii) transferring Originator Collateral to Buyer's possession if such collateral consists of chattel paper or instruments or if a Lien upon such collateral can be perfected only by possession, or if otherwise requested by Buyer; and (iv) entering into "control agreements" (as defined in the UCC with respect to any Originator Collateral to the extent that a first priority Lien upon such Originator Collateral can be perfected only by control. Each of the Originators hereby authorizes Buyer, the Purchasers and the Agent to file any such financing or continuation statements without the signature of each of the Originators to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Originator Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Originator Collateral is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon the applicable Originator's receipt thereof and promptly delivered to Buyer.


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     (b) If any Originator or Performance Guarantor fails to perform any agreement or obligation under this Section 9.13, Buyer, the Purchasers or the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer, the Purchasers or the Agent incurred in connection therewith shall be payable by such Originator or Performance Guarantor upon demand of Buyer or the Agent.

     Section 9.14. Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, each Originator and Performance Guarantor agrees, jointly and severally, to pay on demand all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the fees and out-of-pocket expenses of Buyer's counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and each Originator and Performance Guarantor agrees, jointly and severally, to pay all costs and expenses, if any (including attorneys' fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.











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

     IN WITNESS WHEREOF, the parties have caused this Receivables Sale Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

                                        WABASH NATIONAL CORPORATION,
                                        AS PERFORMANCE GUARANTOR


                                        By:
                                            ------------------------------------
                                            Name:  Christopher A. Black
                                            Title: Vice President & Treasurer


                                        WABASH NATIONAL, L.P.

                                        By: NOAMTC, Inc., its general partner


                                        By:
                                            ------------------------------------
                                            Name: Christopher A. Black,
                                                  Authorized Representative


                                        NOAMTC, INC.


                                        By:
                                            ------------------------------------
                                            Name: Christopher A. Black,
                                                  Authorized Representative


                                        WNC RECEIVABLES, LLC


                                        By:
                                            ------------------------------------
                                            Name:  Christopher A. Black
                                            Title: Manager

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                                      Wabash National Corporation, NOAMTC, Inc.,
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

                                 EXHIBIT 2.01(a)

                                     Form of
                             RECEIVABLES ASSIGNMENT

     THIS RECEIVABLES ASSIGNMENT (the "Receivables Assignment") is entered into as of April 11, 2002, by and between NOAMTC, INC., a Delaware corporation, WABASH NATIONAL, L.P., a Delaware limited partnership (each an "Originator" and collectively, the "Originators"), and WNC RECEIVABLES, LLC, a Delaware limited liability company (the "Buyer").

     1. We refer to that certain Receivables Sale and Contribution Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement") of even date herewith among the Originators, Wabash National Corporation, in its capacity as Performance Guarantor ("Performance Guarantor"), and Buyer. All of the terms, covenants and conditions of the Sale Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale Agreement shall be applied herein as defined or established therein.

     2. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Originator hereby sells, or sells and contributes, to Buyer, without recourse, except as provided in Sections 4.02(p), 4.05, and 5.01 of the Sale Agreement, all of each Originator's right, title and interest in, to and under all of its Receivables (including all Collections, Records and proceeds with respect thereto) existing as of the Closing Date and thereafter created or arising at any time until the Facility Termination Date.

     3. Subject to the terms and conditions of the Sale Agreement, each Originator hereby covenants and agrees to sign, sell or contribute, as applicable, execute and deliver, or cause to be signed, sold or contributed, executed and delivered, and to do or make, or cause to be done or made, upon request of Buyer and at each Originator's expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Buyer for the purpose of or in connection with acquiring or more effectively vesting in Buyer or evidencing the vesting in Buyer of the property, rights, title and interests of each Originator sold or contributed hereunder or intended to be sold or contributed hereunder.

     4. Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without


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

invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.

     5. THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.









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                                     Receivables Sale and Contribution Agreement

     IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        NOAMTC, INC., as an Originator


                                        By:
                                            ------------------------------------
                                            Name: Christopher A. Black,
                                                  Authorized Representative


                                        WABASH NATIONAL, L.P., as an Originator

                                        By: NOAMTC, Inc., its general partner


                                        By:
                                            ------------------------------------
                                            Name: Christopher A. Black,
                                                  Authorized Representative


                                        WNC RECEIVABLES, LLC, as Buyer


                                        By:
                                            ------------------------------------
                                            Name:  Christopher A. Black
                                            Title: Manager



                       [Signature Page to Sale Agreement]

                                SCHEDULE 4.01(A)

                   JURISDICTION OF INCORPORATION/ORGANIZATION










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                                SCHEDULE 4.01(B)

              EXECUTIVE OFFICES; COLLATERAL LOCATIONS; OTHER NAMES











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                                SCHEDULE 4.01(D)

                                   LITIGATION










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                                SCHEDULE 4.01(F)

                      FINANCIAL STATEMENTS AND PROJECTIONS










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                                SCHEDULE 4.01(I)

                                  LABOR MATTERS











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                                SCHEDULE 4.01(J)

       VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING EQUITY INTERESTS











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                                SCHEDULE 4.01(K)

                                   TAX MATTERS











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                                SCHEDULE 4.01(L)

                              INTELLECTUAL PROPERTY











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

                                SCHEDULE 4.01(O)

                                      ERISA











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                                SCHEDULE 4.01(S)

                                 WARRANTY POLICY

WARRANTY INFORMATION

Products Warranted. Wabash National, L. P. (Wabash) provides the following WARRANTY on its Trailers and RoadRailer MarkV Trailers, which are operated in the U.S.A. and Canada (the Product), to the first retail customer. Other products are covered by a separate warranty previously furnished.

     Warranty. Wabash warrants to the first retail customer that any new trailer, including a RoadRailer trailer, will be free of defects in material and workmanship when properly maintained and used in normal service free from accident, derailment or collision. Unless specified otherwise, the warranty shall be for the following period.

          Container chassis and special trailers - one year Dry freight, refrigerated and flat trailers - five years

     Normal service means the loading, unloading, and carriage of uniformly distributed legal loads of non-corrosive and properly secured cargo on well maintained railways and public roads, with gross vehicle weights not exceeding the labeled gross vehicle weight rating. RoadRailer trailers shall not be subjected to rail buff and draft forces which exceed the trailer's rated capacity, nor shall the trailer be operated at a speed on rail exceeding the rail bogie's rated speed limit.

     Wabash does not warrant parts or accessories supplied by others. Wabash assigns to the customer any warranties in favor of Wabash with respect to any such parts or accessories which may legally be assigned by Wabash.

     This warranty does not cover:

          1. Parts which are not defective but which may wear out and have to be replaced.

          2. Alignments or adjustments which are normal maintenance items not caused by a defect in the trailer.

          3. Parts which after delivery have been repaired or altered by anyone other than Wabash's service representatives unless, in Wabash's opinion, such repairs or alterations did not in any way contribute to the defective conditions.

          4.   Any item covered by a separate Wabash warranty.

     THIS NON-ASSIGNABLE WARRANTY IS MADE BY WABASH SOLELY TO THE FIRST RETAIL CUSTOMER AND SHALL BE IN


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     LIEU OF ANY OTHER WARRANTY, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED
     TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, WHICH ARE DISCLAIMED.

          The only warranty covering the Product is the written express warranty above. All warranty remedies are subject to the following limitations. Customer and Wabash agree that Wabash's exclusive liability under this warranty or otherwise shall be the repair or replacement, at Wabash's option, of any defective Product. Customer must give notice of the defect immediately after such defect is or ought to have been discovered, and return the Product to Wabash or other mutually agreeable location, within twenty (20) days after Wabash request the return. Wabash shall have no liability for cargo loss, loss of use or any other incidental or consequential damages.











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                                SCHEDULE 4.01(V)

                        DEPOSIT AND DISBURSEMENT ACCOUNTS











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                                SCHEDULE 4.02(H)

                                   TRADE NAMES











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                                SCHEDULE 4.04(B)

                                 EXISTING LIENS











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                                SCHEDULE 4.04(E)

                               CAPITAL STRUCTURE











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                               SCHEDULE 4.04(O)(B)

                                 SALE OF ASSETS











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                               SCHEDULE 4.04(O)(L)

                        PREPAYMENT OF OTHER INDEBTEDNESS












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                                     ANNEX X
                                   DEFINITIONS











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                                     ANNEX Y
                              SCHEDULE OF DOCUMENTS











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

                                   ANNEX 4.03

                          REPORTING REQUIREMENTS OF THE
                              PERFORMANCE GUARANTOR

     The Performance Guarantor shall furnish, or cause to be furnished, to the Agent (as Buyer's assignee) for distribution to the Purchasers:

     (a) Annual Audited Financials. As soon as available, and in any event within 90 days after the end of each fiscal year, Financial Statements for the Parent and each of its Subsidiaries on an audited consolidated and an unaudited consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous fiscal year, which Financial Statements shall be prepared in accordance with GAAP and, in the case of such consolidated statements, certified without qualification by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with
Section 4.04(l) of the Sale Agreement, (ii) the certification of the Chief Executive Officer or Chief Financial Officer that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of the Parent and each of its Subsidiaries on a consolidated and consolidating basis, as at the end of such fiscal year and for the period then ended, and that there was no Termination Event or Incipient Termination Event in existence as of such time or, if a Termination Event or Incipient Termination Event has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Termination Event or Incipient Termination Event, and (iii) a Bringdown Certificate from each of the Parent, the Originators, the Servicer, the Seller and the Independent Member.

     (b) Quarterly Financials. As soon as available, and in any event within 45 days after the end of each fiscal quarter, consolidated and consolidating financial information regarding the Parent and each of its Subsidiaries, certified by the Chief Executive Officer or Chief Financial Officer of such member of the Parent Group, consisting of (i) unaudited balance sheets as of the close of such fiscal quarter and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter and (ii) unaudited statements of income and cash flows for such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such fiscal year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail showing the calculations used in determining compliance with Section 4.04(l) of the Sale Agreement that is tested on a quarterly basis and (B) the certification of the Chief Executive Officer, Chief Financial Officer or Treasurer of the Parent that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of the Parent and each of its Subsidiaries on a consolidated and consolidating basis, as at the end of such fiscal quarter and for


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the period then ended, and (ii) any other information presented is true, correct and complete in all material respects and that that there was no Termination Event or Incipient Termination Event in existence as of such time or, if a Termination Event or Incipient Termination Event has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Termination Event or Incipient Termination Event.

     (c) Monthly Financials. As soon as available, and in any event within 30 days after the end of each fiscal month (but within 45 days if the applicable month is the end of a fiscal quarter or within 90 days if the applicable month is the end of a fiscal year), financial information regarding the Parent and each of its Subsidiaries, certified by the Chief Financial Officer of such member of the Parent Group, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such fiscal month and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal month and (ii) unaudited statements of income and cash flows for such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such fiscal year, all prepared in accordance with GAAP. Such financial information shall be accompanied by the certification of the Chief Executive Officer, Chief Financial Officer or Treasurer of the Parent that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Parent and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (B) any other information presented is true, correct and complete in all material respects and that there was no Incipient Termination Event or Incipient Termination Event in existence as of such time or, if an Incipient Termination Event or Termination Event shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Termination Event or Incipient Termination Event.

     (d) Operating Plan. As soon as available, but not later than 30 days prior to the end of each fiscal year, an annual operating plan for the Parent and its Subsidiaries for the following year, approved by the Chief Executive Officer and Chief Financial Officer of the Parent, which will (i) include a statement of all of the material assumptions on which such plan is based, (ii) include monthly balance sheets and income statements for the following year and (iii) monthly cash flow and Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, capital expenditures and facilities.

     (e) Management Letters. Within five Business Days after receipt thereof by the Parent or any of its Subsidiaries, copies of all management letters, exception reports or similar letters or reports received by the Parent or any of its Subsidiaries from its independent certified public accountants.

     (f) Default Notices. As soon as practicable, and in any event within one Business Days after an Authorized Officer of the Parent or any of its Subsidiaries has actual knowledge of


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

the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, the Parent or its respective Subsidiary proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:

          (i) any Incipient Termination Event or Termination Event;

          (ii) any Adverse Claim made or asserted against any of the Originator Collateral of which it becomes aware;

          (iii) the occurrence of any event that would have a material adverse effect on the aggregate value of the Originator Collateral or on the assignments and Liens granted by the Parent and each of its Subsidiaries pursuant to this Agreement;

          (iv) the occurrence of any event of the type described in Sections 4.02(i)(i), (ii) or (iii) of the Sale Agreement involving any Obligor obligated under Transferred Receivables with an aggregate Outstanding Balance at such time of $100,000 or more;

          (v) the commencement of a case or proceeding by or against the Parent or any of its Subsidiaries seeking a decree or order in respect of the Parent or any of its Subsidiaries (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law,
     (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Parent or any of its Subsidiaries or for any substantial part of its assets, or (C) ordering the winding-up or liquidation of the affairs of the Parent or any of its Subsidiaries;

          (vi) the receipt of notice that (A) the Parent or any of its Subsidiaries is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the business of the Parent or any of its Subsidiaries is to be, or may be, suspended or revoked, or (C) the Parent or any of its Subsidiaries is to cease and desist any practice, procedure or policy employed by it in the conduct of its business if such cessation may have a Material Adverse Effect; or

          (vii) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

     (g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all financial statements, reports, notices and proxy statements made publicly available by the Parent or any of its Subsidiaries to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements


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

made available by the Parent or any of its Subsidiaries to the public concerning material adverse changes or developments in the business of any such Person.

     (h) Litigation. Promptly upon learning thereof, written notice of any Litigation affecting the Parent or any of its Subsidiaries, the Transferred Receivables or the Originator Collateral, whether or not fully covered by insurance, and regardless of the subject matter thereof that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against the Parent or any of its Subsidiaries or any ERISA Affiliate of the Parent or any of its Subsidiaries in connection with any Plan, (iv) alleges criminal misconduct the Parent or any of its Subsidiaries, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, or (vi) would, if determined adversely, have a Material Adverse Effect.

     (i) Other Documents. Within two Business Days after receipt thereof, such other financial and other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as the Agent shall, from time to time, request.

     (j) Miscellaneous Certifications. As soon as available, and in any event within 90 days after the end of each fiscal year, (i) a Bringdown Certificate and (ii) if requested, an opinion of counsel, in form and substance satisfactory to the Purchasers and the Agent, reaffirming as of the date of such opinion the opinion of counsel with respect to the Parent and each of its Subsidiaries delivered to the Agent for distribution to the Purchasers on the Closing Date.











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

                                  ANNEX 4.04(L)

                                   DEFINITIONS

     As used in this Annex 4.04(l), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "AFFILIATE" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Equity Interest having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" shall mean General Electric Capital Corporation, in its capacity as Agent for the Purchasers under the Purchase Agreement.

     "AGREEMENT ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with those used in preparing the financial statements referred to in Section 4.04(f) of the Sale Agreement.

     "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and purchase money Indebtedness to the extent permitted hereunder) by the Performance Guarantor and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Performance Guarantor and its Subsidiaries.

     "CAPITAL INVESTMENT" shall mean, as of any date of determination, the amount equal to (a) the aggregate deposits made by the Purchaser to the Collection Account pursuant to the Purchase Agreement on or before such date, minus (b) the aggregate amounts disbursed to the Purchaser in reduction of Capital Investment pursuant to the Purchase Agreement on or before such date.

     "CAPITALIZED LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with Agreement Accounting Principles, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.


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     "CAPITALIZED LEASE OBLIGATION" shall mean, with respect to any Capitalized
Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with Agreement Accounting Principles, would appear on a balance sheet of such lessee in respect of such Capitalized Lease.

     "CASH EQUIVALENTS" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies and having capital and surplus in an aggregate amount not less than $500,000,000 (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days);
(iii) shares of money market, mutual or similar funds having net assets in excess of $500,000,000 maturing or being due or payable in full not more than one hundred eighty (180) days after the Performance Guarantor's acquisition thereof and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (iv) commercial paper of United States banks and bank holding companies and their subsidiaries and United States finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Service, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

     "CLOSING DATE" shall mean the date on which the initial Purchase under the Purchase Agreement occurs.

     "COLLECTION ACCOUNT" shall mean an account established by the Agent designated as the Collection Account (Bankers Trust Company, New York, New York, ABA No. 021001033, Account No. 50232854, Account Name: GECC/CAF Depository,
Reference: Wabash National CFC4337) and otherwise in accordance with the requirements set forth in the Purchase Agreement.

     "CONSOLIDATED EBITDA" shall mean, for any period, on a consolidated basis for the Performance Guarantor and its Subsidiaries, the sum of the amounts for such period, without duplication of (i) Consolidated Operating Income, plus (ii) charges against income for foreign taxes and U.S. income taxes to the extent deducted in computing Consolidated Operating Income, plus (iii) Interest Expense to the extent deducted in computing Consolidated Operating Income, plus (iv) depreciation expense to the extent deducted in computing Consolidated Operating Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Consolidated Operating Income, plus (vi) other non-cash charges (in an aggregate amount not in excess of $15,000,000 during any fiscal year of the Performance Guarantor) in accordance with Agreement Accounting Principles to the extent deducted in computing Consolidated Operating Income, minus (x) the total interest income of the Performance Guarantor and its Subsidiaries to the extent included in computing Consolidated Operating Income minus (y) the total tax benefit reported by the


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Performance Guarantor and its Subsidiaries to the extent included in computing
Consolidated Operating Income.

     "CONSOLIDATED EQUITY" shall mean as of the date of any determination thereof, the total stockholders' equity of the Performance Guarantor and its Subsidiaries on a consolidated basis, all as determined in accordance with Agreement Accounting Principles.

     "CONSOLIDATED OPERATING INCOME" shall mean, with reference to any period, the net operating income (or loss) of the Parent and its Subsidiaries for such period (taken as a cumulative whole on a consolidated basis) including without limitation all restructuring expenses for such period (exclusive of "other income/expenses" as reflected in the Parent's consolidated statement of income of the Parent and its Subsidiaries for such period and related to non-operating and non-recurring income and expenses), as determined in accordance with Agreement Accounting Principles, after eliminating all offsetting debits and credits between the Performance Guarantor and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Performance Guarantor and its Subsidiaries in accordance with Agreement Accounting Principles.

     "CONSOLIDATED TAX ADJUSTED EQUITY" shall mean, as of the date of any termination thereof, Consolidated Equity plus the cumulative federal, state and local income tax benefit reported by Performance Guarantor in accordance Agreement Accounting Principles.

     "CONSOLIDATED TOTAL ASSETS" shall mean as of the date of any determination thereof, total assets of the Performance Guarantor and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

     "CONTINGENT OBLIGATION," as applied to any Person, shall mean any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or


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     (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

     In any computation of the Indebtedness or other liabilities of the obligor under any Contingent Obligation, the Indebtedness or other obligations that are the subject of such Contingent Obligation shall be assumed to be direct obligations of such obligor.

     "CONTROLLED GROUP" shall mean the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Performance Guarantor; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Performance Guarantor; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Performance Guarantor, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "CREDIT AGREEMENT" shall mean that certain Amended and Restated Credit Agreement dated as of April 11, 2002, among the Performance Guarantor, as borrower, the lenders party thereto and the Credit Facility Agent.

     "CREDIT FACILITY AGENT" shall mean Bank One, Indiana, N.A. in its capacity as administrative agent under the Credit Agreement, or its successor appointed pursuant to the Credit Agreement.

     "EQUITY INTEREST" shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

     "FINANCE CONTRACT" shall mean any chattel paper originated by the Performance Guarantor or any of its Subsidiaries pursuant to a bona fide sale in the ordinary course of business with a customer of any Subsidiary.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising


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executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "INDEBTEDNESS" of any Person shall mean, without duplication,

     (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred 90 days or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith,

     (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured,

     (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

     (d) all Capitalized Lease Obligations,

     (e) all indebtedness referred to in clauses (a) through (d) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness,

     (f) all Off-Balance Sheet Liabilities of such Person,

     (g) the aggregate Capital Investment, and

     (h) all Contingent Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

     Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under Agreement Accounting Principles. In no event shall Indebtedness include Unfunded Liabilities of any Plan of the Performance Guarantor and its Subsidiaries, which amount, as of December 31, 2001, was zero.

     "INTEREST COVERAGE RATIO" shall mean, as of any date the same is to be determined, the ratio of (i) Consolidated EBITDA as of such date for (A) in the case of calculating Consolidated EBITDA for each relevant month in the Performance Guarantor's fiscal year ending on or about December 31, 2002, the cumulative period of months ending on and after April 30, 2002 and (B) in the case of calculating Consolidated EBITDA for each month


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thereafter, the period of four consecutive fiscal quarters then ending to (ii)
Interest Expense during the same applicable periods.

     "INTEREST EXPENSE" shall mean, for any period, the total interest expense of the Performance Guarantor and its consolidated Subsidiaries, whether paid or accrued (including the total interest expense under the Permitted Receivables Transfer), including interest expense not payable in cash (including amortization or write-off of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, including the Obligations, all as determined in conformity with Agreement Accounting Principles.

     "LENDERS" shall mean the lending institutions from time to time parties to the Credit Agreement, and their respective successors and assigns.

     "LEVERAGE VALUATION RATIO" shall mean, as of any date the same is to be determined, the ratio of (i) the sum of the aggregate outstanding principal amount of the Obligations (excluding L/C Obligations, as defined in the Credit Agreement) and the Indebtedness under the Note Agreements to (ii) Consolidated Total Assets to the extent consisting of cash and Cash Equivalents, net inventory, net prepaid and other expenses and net property, plant and equipment as of such date, in all cases as determined in accordance with Agreement Accounting Principles.

     "LIEN" shall mean any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "LOAN DOCUMENT" shall mean the Note Agreements, the Senior Notes, the Credit Agreement, and all notes, security agreements, pledge agreements, mortgages and related collateral documents executed pursuant to any of the foregoing.

     "NOTE AGREEMENTS" shall mean, in the case of the holders of the Performance Guarantor's Series A Senior Notes, those certain separate and several Amended and Restated Note Purchase Agreements, each dated as of the Closing Date, between the Performance Guarantor and such holders, in the case of the holders of the Performance Guarantor's Series C through H Senior Notes, those certain separate and several Amended and Restated Note Purchase Agreement, dated as of the Closing Date, between the Performance Guarantor and such holders, and in the case of the holders of the Performance Guarantor's Series I Senior Notes, that certain Amended and Restated Note Purchase Agreement, dated as of the Closing Date, between the Performance Guarantor and such holders, in each case as amended from time to time.

     "NOTEHOLDER" shall mean each holder of a Senior Note pursuant to a Note Agreement, and its successors and assigns.


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     "OBLIGATIONS" shall mean all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Performance Guarantor to the Credit Facility Agent, any Lender, any Affiliate of any of the foregoing or any Indemnitee (as defined in the Credit Agreement), of any kind or nature, present or future, arising under the Credit Agreement, the Senior Notes, or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Performance Guarantor under the Credit Agreement or any other Loan Document.

     "OFF-BALANCE SHEET LIABILITIES" of a Person shall mean (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such person or any of its Subsidiaries under any so-called "synthetic" lease transaction, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

     "PERMITTED RECEIVABLES TRANSFER" shall mean (i) a sale or other transfer by either Wabash National, L.P. or NOAMTC, Inc., in their capacities as parties to the Sale Agreement, to WNC Receivables LLC, of Receivables (as defined in the Sale Agreement) and Collections (as defined in the Sale Agreement), in accordance with the terms of the Sale Agreement, and/or (ii) a sale by WNC Receivables LLC to purchasers of Purchaser Interests (as defined in the Purchase Agreement), in accordance with the terms of the Purchase Agreement.

     "PERFORMANCE GUARANTOR" shall mean the Wabash National Corporation, a Delaware corporation, in its capacity as guarantor under the Sale Agreement.

     "PIK NOTES" shall mean those certain promissory notes of the Performance Guarantor payable to the order of each Lender evidencing the aggregate deferral fees payable by the Performance Guarantor to such Lender.


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     "PLAN" shall mean an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Performance Guarantor or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "PURCHASE" shall have the meaning assigned to it in the Purchase Agreement.

     "PURCHASER" shall mean General Electric Capital Corporation, a Delaware corporation, its successors and assigns.

     "PURCHASE AGREEMENT" shall mean that certain Receivables Purchase and Servicing Agreement, dated as of April 11, 2002, by and among WNC Receivables, LLC, Wabash Financing, LLC, WNC Receivables Management Corp. and the Purchaser.

     "SALE AGREEMENT" shall mean that certain Receivables Sale and Contribution Agreement dated as of April 11, 2002, by and among Wabash National Corporation, NOAMTC, Inc., Wabash National, L.P., and WNC Receivables, LLC..

     "SENIOR NOTE" shall mean any of the Parent's 6.41% Series A Senior Secured Notes due March 30, 2004, Designated Rate Senior Secured Notes, Series C, due March 30, 2004, 7.31% Senior Secured Notes, Series D, due December 17, 2004, Designated Rate Senior Secured Notes, Series E, due March 13, 2005, 7.47% Senior Secured Notes, Series F, due December 17, 2006, 7.53% Senior Secured Notes, Series G, due December 30, 2008, 7.55% Senior Secured Notes, Series H, due December 17, 2008, 8.04% Senior Secured Notes, Series I, due September 29, 2007, or the PIK Notes.

     "SINGLE EMPLOYER PLAN" shall mean a Plan maintained by the Performance Guarantor or any member of the Controlled Group for employees of the Performance Guarantor or any member of the Controlled Group.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

     "UNFUNDED LIABILITIES" shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.


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                               FINANCIAL COVENANTS

                  The Performance Guarantor shall, and shall cause each of its Subsidiaries to, comply with the following:

          (A) Minimum Consolidated Tax Adjusted Equity. If the Performance Guarantor shall have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Performance Guarantor shall, as of the last day of such fiscal quarter, maintain Consolidated Tax Adjusted Equity at an amount not less than the applicable "Minimum Consolidated Tax Adjusted Equity" specified below:

                                                    Minimum Consolidated Tax
          Fiscal Quarter Ending                          Adjusted Equity
          ---------------------                     ------------------------
          March 31, 2003                                  $ 99,064,000
          June 30, 2003                                   $100,681,000
          September 30, 2003                              $103,283,000
          December 31, 2003                               $ 96,504,000

          (B) Minimum Consolidated Equity. If the Performance Guarantor shall not have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Performance Guarantor shall, as of the last day of such fiscal quarter, maintain Consolidated Equity at an amount not less than the applicable "Minimum Consolidated Equity" specified below:

                                                       Minimum Consolidated
          Fiscal Quarter Ending                               Equity
          ---------------------                        --------------------
          March 31, 2003                                   $87,882,000
          June 30, 2003                                    $90,461,000
          September 30, 2003                               $94,751,000
          December 31, 2003                                $84,077,000

          (C) Maximum Leverage Valuation Ratio. The Performance Guarantor shall not permit, as of the last day of each of the fiscal quarters specified below, the Leverage Valuation Ratio to exceed the applicable "Maximum Leverage Valuation Ratio" specified below: Fiscal Quarter Ending Maximum Leverage Valuation Ratio


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                                                         Minimum Leverage
          Fiscal Quarter Ending                             Valuation
          ---------------------                          ----------------
          June 30, 2002                                    [0.95 to 1]
          September 30, 2002                               [0.95 to 1]
          December 31, 2002                                [0.95 to 1]

          March 31, 2003                                   [0.85 to 1]
          June 30, 2003                                    [0.80 to 1]
          September 30, 2003                               [0.80 to 1]
          December 31, 2003                                [0.75 to 1]

          (D) Minimum Consolidated EBITDA. (i) The Performance Guarantor shall, as of the last day of each of the fiscal quarters of the Performance Guarantor occurring in calendar year 2002, maintain Consolidated EBITDA for the cumulative period commencing on April 1, 2002 and ending on the last day of such fiscal quarter, at an amount not less than $(20,000,000).

     (ii) The Performance Guarantor shall, as of the last day of the calendar months specified below, maintain Consolidated EBITDA at an amount not less than the applicable "Minimum Rolling 12 Month Consolidated EBITDA" specified below for the period of 12 consecutive calendar months then ending:

                                                    Minimum Rolling 12 Month
          Month Ending                                 Consolidated EBITDA
          ------------                                 -------------------
          January 31, 2003                                 $36,135,000
          February 28, 2003                                $36,620,000
          March 31, 2003                                   $39,301,000
          April 30, 2003                                   $40,541,000
          May 31, 2003                                     $41,276,000
          June 30, 2003                                    $42,192,000
          July 31, 2003                                    $42,877,000
          August 31, 2003                                  $43,422,000
          September 30, 2003                               $43,784,000
          October 31, 2003                                 $43,941,000
          November 30, 2003                                $43,828,000
          December 31, 2003                                $43,539,000

          January 31, 2004                                 $42,539,000


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          (E) Minimum Interest Coverage Ratio. The Performance Guarantor shall not permit the Interest Coverage Ratio as of the last day of each fiscal quarter of the Performance Guarantor (commencing with the fiscal quarter ending on or about March 31, 2003), for the period of four consecutive fiscal quarters then ending, to be less than 1.25 to 1.

          (F) Maximum Capital Expenditures. The Performance Guarantor will not, and will not permit any Subsidiary to, expend for Capital Expenditures during any fiscal year of the Performance Guarantor and its Subsidiaries, in excess of $6,000,000 in the aggregate for the Performance Guarantor and its Subsidiaries.

          (G) Maximum Finance Contracts. The Performance Guarantor will not, and will not permit any Subsidiary to, enter into any new Finance Contract if and to the extent that the sum of such Finance Contract (a) when added to the aggregate amount of all Finance Contracts entered into by the Performance Guarantor or any of its Subsidiaries during the twelve (12) month period that commences on the Closing Date exceeds $5,000,000 or (b) when added to the aggregate amount of all Finance Contracts entered by the Performance Guarantor or any of its Subsidiaries during the twelve (12) month period that commences on the first (1st) anniversary of the Closing Date exceeds $5,000,000.











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                                  ANNEX 4.04(O)

                          ADDITIONAL NEGATIVE COVENANTS

     (A) Indebtedness. Neither the Performance Guarantor nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except that (a) Buyer may incur Indebtedness incurred in connection with the Purchase Agreement and (b) the Performance Guarantor and its Subsidiaries other than the Buyer may incur, assume or otherwise become or remain directly or indirectly liable for the following:

          (i)    the Obligations;

          (ii)   Permitted Existing Indebtedness;

          (iii) Indebtedness arising from intercompany loans from the Performance Guarantor or any Subsidiary (other than the Buyer and Independent Member) to any Subsidiary (other than the Buyer and Independent Member) so long as the intercompany loans from the Performance Guarantor or any Domestic Subsidiary (other than the Buyer and Independent Member) to a Foreign Subsidiary shall not exceed an aggregate of $5,000,000 during the term of the Credit Agreement;

          (iv) Indebtedness with respect to surety, appeal and performance bonds obtained by the Performance Guarantor or any of its Subsidiaries other than the Buyer in the ordinary course of business;

          (v) Indebtedness constituting Contingent Obligations permitted by Clause E below;

          (vi) unsecured Indebtedness and other liabilities incurred in the ordinary course of business and consistent with past practice, but not incurred through the borrowing of money or the obtaining of credit (other than customary trade terms);

          (vii) Indebtedness evidenced by the Note Agreements, Senior Notes and Related Notes; and

          (viii) other unsecured Indebtedness in an aggregate principal amount not exceeding $3,000,000 at any time outstanding.

     (B) Sales of Assets. Except in connection with the SunTrust Sale and Leaseback and any of the assets, properties or transactions identified in
Schedule 4.04(o)(B), neither the Performance Guarantor nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except that the Performance Guarantor and its Subsidiaries other than the Buyer may engage in the following transactions:


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          (i)   sales of inventory in the ordinary course of business;

          (ii) the disposition of obsolete equipment in the ordinary course of business;

          (iii) sales and other transfers of Transferred Receivables pursuant to this Agreement;

          (iv) sales, assignments, transfers, leases, conveyances or other dispositions of other assets (but not including assets of Apex Trailer Leasing & Rentals, L.P.) if such transaction (a) is for not less than fair market value, and (b) when combined with all such other sales, assignments, transfers, conveyances or other dispositions during the then current fiscal year represents the disposition of assets with a fair market value of not greater than $5,000,000; and

          (v) transfers of assets by the Performance Guarantor or any Subsidiary to any Subsidiary other than Buyer so long as (i) in the case of a transferee which is a Domestic Subsidiary, the security interests granted pursuant to the Collateral Documents in the events so transferred shall remain in full force and effect and perfected and (ii) transfers of assets by the Performance Guarantor or any Domestic Subsidiary to any Foreign Subsidiary shall not exceed an aggregate of $1,000,000 during the term of this Agreement.

     (C) Liens. Neither the Performance Guarantor nor any of its Subsidiaries other than Buyer shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except that they may create, incur or suffer to exist the following Liens :

          (i)   Permitted Existing Liens;

          (ii)  Customary Permitted Liens;

          (iii) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the acquisition thereof by the Performance Guarantor or one of its Subsidiaries) securing permitted purchase money Indebtedness; provided that such Liens shall not apply to any property of the Performance Guarantor or its Subsidiaries other than that purchased or subject to such Capitalized Lease;

          (iv) Liens arising in connection with sales and other transfers of Transferred Receivables pursuant to this Agreement;

          (v) Environmental Liens securing liabilities, claims, costs or damages not exceeding $5,000,000 in the aggregate;

          (vi) Liens securing the Credit Facility and the Senior Notes on assets other than the Transferred Receivables and their Collections; and


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          (vii) Liens granted by a Foreign Subsidiary on Property located in
                Canada to the extent securing Indebtedness permitted by Clause
                (A)(ii).

In addition, neither the Performance Guarantor nor any or its Subsidiaries shall, after the date hereof, become a party to any agreement, note, indenture or other instrument (other than the Intercreditor and Collateral Agency Agreement), or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Collateral Agent for the benefit of itself and the Secured Parties as collateral for the Secured Obligations; provided that any agreement, note, indenture or other instrument in connection with permitted purchase money Indebtedness (including Capitalized Lease Obligations) may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of itself and the Lenders on the items of property obtained with the proceeds of such permitted purchase money Indebtedness; and provided further that this Agreement and the Purchase Agreement may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of itself and the Lenders on the assets of Buyer and on the Transferred Receivables.

     (D) Investments. Neither the Performance Guarantor nor any of its Subsidiaries shall directly or indirectly make or own any Investment except that the Performance Guarantor and its Subsidiaries other than the Buyer may make the following Investments:

          (i)    Investments in Cash Equivalents;

          (ii)   Permitted Existing Investments;

          (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv) Investments consisting of deposit accounts maintained by the Performance Guarantor or any of its Subsidiaries in connection with their cash management systems;

          (v) Investments with respect to Indebtedness permitted pursuant to Clause (A)(iii);

          (vi)   Existing Investments in any Subsidiaries;

          (vii) Investments consisting of minority interests and joint ventures and loans or advances to such entities, provided that at the time any such Investment is made the amount of all Investments under this clause (vii) (including such new Investment, and including all Permitted Existing Investments that are of the type covered by this clause (vii)) does not exceed $5,000,000 at such time;

          (viii) Investments in Buyer pursuant to this Agreement; and

          (ix)   Investments in connection with Permitted Acquisitions.


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     (E) Contingent Obligations. Neither the Performance Guarantor nor any of
its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations and any extensions, renewals or replacements thereof, provided that any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to the Performance Guarantor or such Subsidiary than the terms of, the Permitted Existing Contingent Obligation being extended, renewed or replaced; (iii) obligations, warranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and consistent with past practices and not for the benefit of or in favor of an Affiliate of the Performance Guarantor or such Subsidiary; (iv) Contingent Obligations of the Performance Guarantor or any of its Subsidiaries (other than Buyer) with respect to any Indebtedness permitted by this Agreement; and (v) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Performance Guarantor or any Subsidiary in the ordinary course of business.

     (F) Acquisitions. Neither the Performance Guarantor nor any of its Subsidiaries shall make any Acquisition other than a Permitted Acquisition.

     (G) Transactions with Shareholders or Affiliates. Neither the Performance Guarantor nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any Equity Interests of the Performance Guarantor, or with any Affiliate of the Performance Guarantor which is not its Subsidiary, on terms that are less favorable to the Performance Guarantor or its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

     (H) Restriction on Fundamental Changes. Neither the Performance Guarantor nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Performance Guarantor's or any such Subsidiary's business or property, whether now or hereafter acquired, except transactions permitted under Clause (B) and except that any Subsidiary of the Performance Guarantor (other than Seller and Independent Member) may merge with or liquidate into the Performance Guarantor or any other Subsidiary of the Performance Guarantor (other than Seller and Independent Member), provided that the surviving entity expressly assumes any liabilities, if any, of either of such Subsidiaries with respect to the Obligations pursuant to an assumption agreement reasonably satisfactory to the Collateral Agent and provided further that the consolidated net worth of the surviving corporation is not less than the consolidated net worth of the Subsidiary with any liability with respect to the Obligations immediately prior to such merger.


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                                     Receivables Sale and Contribution Agreement
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     (I) Margin Regulations. Neither the Performance Guarantor nor any of its
Subsidiaries shall use all or any portion of the proceeds of any credit extended under the Credit Facility or the Senior Notes to purchase or carry Margin Stock.

     (J) ERISA. The Performance Guarantor shall not:

          (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

          (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Performance Guarantor or any Controlled Group member under Title IV of ERISA;

     (K) Fiscal Year. Neither the Performance Guarantor nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

     (L) Prepayment of Other Indebtedness. Neither the Performance Guarantor nor any of its Subsidiaries shall make any optional prepayment, redemption, repurchase or defeasance of any Indebtedness of the Performance Guarantor or any such Subsidiary which would, in accordance with Agreement Accounting Principles, constitute long-term Indebtedness, other than the Obligations, any intercompany Indebtedness permitted by Clause (A)(iii), and other Indebtedness described on
Schedule 4.04(o)(L) hereto.

     (M) Limitations on Restrictive Agreements. Neither the Performance Guarantor nor any of its Subsidiaries (other than Buyer) shall enter into, or suffer to exist, any agreement (other than the Note Agreements) with any Person which, directly or indirectly, prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions to the Performance Guarantor or prepay any Indebtedness owed to Performance Guarantor or (ii) transfer any of its properties or assets to the Performance Guarantor (other than with respect to assets subject to Liens permitted by Clause (C) above).

     (N) Leases. Except in connection with the SunTrust Sale and Leaseback, the Fleet Lease Transaction and the National City Lease Transaction, create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation


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                                      Wabash National Corporation, NOAMTC, Inc.,
                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement
as lessee for the rental or hire of any real or personal property, except: (i) leases existing on the date of this Agreement and any extensions or renewals thereof, but no increase in the amount payable thereunder; and (ii) leases
(other than Capitalized Leases or leases constituting Off-Balance Sheet Liabilities) which do not in the aggregate require the Performance Guarantor and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which the Performance Guarantor or any Subsidiary is required to pay under the terms of any lease) any time during the Credit Agreement in excess of $3,500,000.

     (O) Restricted Payments. Neither the Performance Guarantor nor any of its Subsidiaries shall declare or make any Restricted Payment; provided that (a) the foregoing shall not operate to restrict, prohibit or prevent (1) lease payments made by the Performance Guarantor or any Subsidiary in accordance with the terms and conditions of the Fleet Lease Transaction and the National City Lease Transaction, (2) the payment of proceeds arising from, and upon, the disposition of Property subject to and in accordance with the terms and conditions of the Fleet Lease Transaction and the National City Lease Transaction and (3) distributions to the Originators in connection with the sale or other transfer of Transferred Receivables pursuant to this Agreement and (b) the Performance Guarantor may, commencing with the March 15, 2003 scheduled dividend, resume (but not catch up any method payments) making the regularly scheduled 6% dividends on the Fruehauf Preferred Stock on a quarterly basis in an amount per quarter not to exceed 6% of the Stated Value Per Share (as defined in the Fruehauf Preferred Stock) so long as (i) no Unmatured Default or Default (as defined in the Credit Agreement) shall have occurred and be continuing hereunder, (ii) no Unmatured Default or Default would have occurred under the financial covenants forth in clause (1), (2) and (3) below if such financial covenants had been in full force and effect from the Closing Date to the date of declaration of such proposed Restricted Payment on the Fruehauf Preferred Stock and (iii) the Performance Guarantor has appointed a full-time permanent chief executive officer as of the date of declaration of such proposed Restricted Payment on the Fruehauf Preferred Stock.

     For purpose of this subsection (O), on and prior to the date of the declaration of any proposed Restricted Payment on the Fruehauf Preferred Stock pursuant to this subsection (O), the Performance Guarantor shall have, and shall have caused each of its Subsidiaries to have, complied with the following financial covenants set forth in clauses (1), (2), (3) and (4) below:

     (1) (A) If the Performance Guarantor shall have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Performance Guarantor shall, as of the last day of such fiscal quarter, maintain Consolidated Tax Adjusted Equity at an amount not less than the applicable "Minimum Consolidated Tax Adjusted Equity" specified below:

                                                      Minimum Consolidated
          Fiscal Quarter Ending                       Tax Adjusted Equity
          ---------------------                       --------------------
          June 30, 2002                                   $106,376,000
          September 30, 2002                              $113,535,000
          December 31, 2002                               $107,267,000

          March 31, 2003                                  $ 99,064,000
          June 30, 2003                                   $100,681,000
          September 30, 2003                              $103,283,000
          December 31, 2003                               $ 96,504,000


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                                      Wabash National Corporation, NOAMTC, Inc.,
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                                     Receivables Sale and Contribution Agreement

     (B) If the Performance Guarantor shall not have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Performance Guarantor shall, as of the last day of such fiscal quarter, maintain Consolidated Equity at an amount not less than the applicable "Minimum Consolidated Equity" specified below:

                                                      Minimum Consolidated
          Fiscal Quarter Ending                              Equity
          ---------------------                       --------------------
          June 30, 2002                                   $101,492,000
          September 30, 2002                              $110,961,000
          December 31, 2002                               $100,966,000

          March 31, 2003                                  $ 87,882,000
          June 30, 2003                                   $ 90,461,000
          September 30, 2003                              $ 94,751,000
          December 31, 2003                               $ 84,077,000

     (2) (A) The Performance Guarantor shall not permit the Interest Coverage Ratio as of the last day of each of the calendar months specified below, for the cumulative period commencing on April, 2002 and ending on the last day of such calendar month, to be less than the applicable "Minimum Interest Coverage Ratio" specified below:

                                                          Minimum Interest
          Fiscal Quarter Ending                            Coverage Ratio
          ---------------------                           ----------------
          June 30, 2002                                      1.50 to 1
          September 30, 2002                                 1.50 to 1
          December 31, 2002                                  1.25 to 1

     (B) The Performance Guarantor shall not permit the Interest Coverage Ratio as of the last day of each fiscal quarter of the Performance Guarantor specified below, for the period of four consecutive fiscal quarters then ending, to be less than the applicable "Minimum Interest Coverage Ratio" specified below:

                                                          Minimum Interest
          Fiscal Quarter Ending                            Coverage Ratio
          ---------------------                           ----------------
          March 31, 2003                                     1.25 to 1
          June 30, 2003                                      1.25 to 1
          September 30, 2003                                 1.25 to 1
          December 31, 2003                                  1.25 to 1


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                                      Wabash National Corporation, NOAMTC, Inc.,
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                                     Receivables Sale and Contribution Agreement

     (3) The Performance Guarantor shall, as of the last day of each of the calendar months specified below, maintain Consolidated EBITDA for the cumulative period commencing on April 1, 2002 and ending on the last day of such calendar month, at an amount not less than the applicable "Minimum Cumulative Consolidated EBITDA" specified below:

                                                     Minimum Cumulative Month
          Month Ending                                  Consolidated EBITDA
          ------------                               ------------------------
          April 30, 2002                                   $ 3,841,000
          Mary 31, 2002                                    $ 8,389,000
          June 30, 2002                                    $14,722,000
          July 31, 2002                                    $22,084,000
          August 31, 2002                                  $28,732,000
          September 30, 2002                               $33,110,000
          October 31, 2002                                 $36,753,000
          November 30, 2002                                $37,818,000
          December 31, 2002                                $37,856,000

     (4) The Performance Guarantor shall, as of the last day of each the calendar months specified below, maintain Consolidated EBITDA at an amount not less than the applicable "Minimum Rolling 12 Month Consolidated EBITDA" specified below for the period of 12 consecutive calendar months then ending:

                                                     Minimum Rolling 12 Month
          Month Ending                                  Consolidated EBITDA
          ------------                               ------------------------
          January 31, 2003                                 $36,135,000
          February 28, 2003                                $36,620,000
          March 31, 20023                                  $39,301,000
          April 30, 2003                                   $40,541,000
          May 31, 2003                                     $41,276,000
          June 30, 2003                                    $42,192,000
          July 31, 2003                                    $42,877,000
          August 31, 2003                                  $43,422,000
          September 30, 2003                               $43,784,000
          October 31, 2003                                 $43,941,000
          November 30, 2003                                $43,828,000
          December 31, 2003                                $43,539,000
          January 31, 2004                                 $42,539,000


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                                      Wabash National Corporation, NOAMTC, Inc.,
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                                     Receivables Sale and Contribution Agreement

     (P) Hedging Obligations. Enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Performance Guarantor pursuant to which the Performance Guarantor has hedged its actual or forecasted interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Performance Guarantor and any Lender or any affiliate of any Lender to hedge floating interest rate risk in an aggregate notional amount not to exceed at any time an amount equal to the outstanding balance of the Term Loans (as defined in the Credit Agreement) and the principal Indebtedness under the Note Agreements at such time are sometimes referred to herein as "Interest Rate Agreements".

     (Q) Sales and Leasebacks. Neither the Performance Guarantor nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any Property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless (a) in either case the sale involved is not prohibited under Clause (B) and the lease involved is not prohibited under Clause A above or (b) such sale and leaseback transaction is the SunTrust Sale and Leaseback. The parties hereto acknowledge and agree that (1) the foregoing shall not operate to restrict, prohibit or prevent the Fleet Lease Transaction and the National City Lease Transaction and (2) the Borrower and its Subsidiaries are permitted to dispose of Property pursuant to the SunTrust Sale and Leaseback and the Collateral Agent is authorized to release its Liens on such Property in connection with such disposition.

     (R) Issuance of Disqualified and Preferred Stock. Neither the Performance Guarantor nor any of its Subsidiaries shall issue any Disqualified Stock. The Performance Guarantor shall not issue any new shares of preferred stock and shall not permit any Subsidiary to issue any shares of preferred stock.

     (S) Corporate Documents. Neither the Performance Guarantor nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner materially adverse to the ability of the Performance Guarantor or any of its Subsidiaries to perform their respective obligations under the Related Documents to which they are parties.

     (T) Other Indebtedness. The Performance Guarantor shall not amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing the Note Agreements, the Senior Notes, the Related Notes, the National City Lease Transaction, the Fleet Lease Transaction, transfer of Transferred Receivables pursuant to this Agreement or Subordinated Indebtedness (or any replacements, substitutions or renewals thereof) or pursuant


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                                      Wabash National Corporation, NOAMTC, Inc.,
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                                     Receivables Sale and Contribution Agreement
 to which any such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

          (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

          (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

          (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

          (iv)   increases the rate of interest accruing on such Indebtedness;

          (v) provides for the payment of additional fees or increases existing fees;

          (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Performance Guarantor or a Subsidiary of the Performance Guarantor from taking certain actions) in a manner which is more onerous or more restrictive to the Performance Guarantor (or any Subsidiary of the Performance Guarantor) or which is otherwise materially adverse to the Performance Guarantor and/or the Lenders or, in the case of adding covenants, which places additional restrictions on the Performance Guarantor (or a Subsidiary of the Performance Guarantor) or which requires the Performance Guarantor or any such Subsidiary to comply with more restrictive covenants than the covenants set forth herein or which requires the Performance Guarantor to better its financial performance from that set forth in the financial covenants set forth herein;

          (vii) amends, modifies or adds any covenant in a manner which, when taken as a whole, is materially adverse to the Performance Guarantor and/or the Lenders;

          (viii) amends, modifies or supplements any subordination provisions thereof; or

          (ix) amends or modifies the limitations on transfer provided therein.

     (U) No Changes to Standard Warranty. The Performance Guarantor shall not, and shall cause its Subsidiaries to not, make any material changes to the Warranty Policies of the Performance Guarantor and its Subsidiaries in effect on the date of this Agreement.

     (V) Prohibition Against Trade-In-Value Guaranties. The Performance Guarantor shall not, and shall cause its Subsidiaries to not, make any guarantee of trade-in values of trailers beyond six months in duration.



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                                      Wabash National Corporation, NOAMTC, Inc.,
                                  Wabash National, L.P. and WNC Receivables, LLC
                                     Receivables Sale and Contribution Agreement